SECURITIES AND EXCHANGE COMMISSION

Washington D.C.


FORM 8-K

CURRENT REPORT




Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report - April 21, 2000



Hanover Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)


Pennsylvania         0-12524             23-2219814
(State or Other      (Commission         (IRS Employee
Jurisdiction of      File Number)        Identification No.)
Incorporation)


33 Carlisle Street                  17331
Hanover, Pennsylvania               (Zip Code)
(Address of Principal Executive
Offices)



(717) 637-2201
Registrant's Telephone, Including Area Code)

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Item 1.  Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

              On January 25, 2000, the Board of Directors of the Registrant adopted two amendments to the Corporation's By-laws which became effective on that date. The specific By-laws and the nature of the amendments are as follows:

              Article II, Section 1.a. - The date of the annual meeting of the shareholders was changed from no later than April 30 of each year to no later than May 31 of each year.

              Article XVIII - Entire article deleted from By-laws.

              On April 21, 2000, the Board of Directors of the Registrant adopted one amendment to the Corporation's By-laws which became effective on that date. The specific By-law and the nature of the amendament is as follows:

              Article II, Section 1.a. - The date of the annual meeting of the shareholders was changed from no later than May 31 of each year to no later than June 30 of each year.

Item 6.   Resignations of Registrants Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          Exhibit 3(ii) - Amended and Restated By-laws of Hanover Bancorp, Inc.

Item 8.   Change in Fiscal Year.

          Not Applicable.

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                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      HANOVER BANCORP, INC.
                                      (Registrant)



Date: April 21, 2000             \s\  J. Bradley Scovill
                                      J. Bradley Scovill
                                      President and
                                      Chief Executive Officer
                                      (Principal Executive Officer)
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